                                                                   EXHIBIT 10.19


                             SETTLEMENT AGREEMENT

This Settlement Agreement is entered into as of the 19th day of June 1998 (the "Effective Date") by Cirrus Logic, Inc. a California corporation with principal offices at 3100 West Warren Ave., Fremont, CA, 94538 ("Cirrus"); and Virata Limited (formerly known as Advanced Telecommunications Modules Ltd.), an English corporation with principal offices at Mount Pleasant House, 2 Mount Pleasant, Huntingdon Road, Cambridge, CB3 OBL, U.K. ("Virata").

WHEREAS Cirrus and Virata entered into a License Agreement dated September 18, 1995 (such agreement as it has been amended, the "Prior Agreement"), under which the parties agreed to develop and market one or more ATM semiconductor products using certain intellectual property from each party;

AND WHEREAS Cirrus and Virata wish to terminate the Prior Agreement, settle various issues under the Prior Agreement, determine and settle the rights of the respective parties to certain intellectual property developed under the Prior Agreement, provide for the continued supply of products by Cirrus to Virata, and provide for a license to certain intellectual property of Virata to Cirrus on the terms and conditions set out herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.   DEFINITIONS

1.1  "CIRRUS TECHNOLOGY" means the technology further described in Exhibit A.

1.2 "HYDROGEN CHIP" means the product developed under the Prior Agreement for which the current version is referred to as Virata part number (1C000082) and Cirrus part number (CL-PS-7900-QC-AC).

1.3 "INTELLECTUAL PROPERTY RIGHTS" means patent rights (including patent applications and disclosures), rights of priority, copyright rights, Moral Rights, trade secret rights, know-how, and any other intellectual property or proprietary rights recognized in any country or jurisdiction in the world.

1.4  "JOINT TECHNOLOGY" means the technology further described in Exhibit E.

1.5 "LICENSE AGREEMENT" means the form of License Agreement attached hereto as Exhibit C.

1.6 "VOLUME PURCHASE AGREEMENT" means the form of Volume Purchase Agreement attached hereto as Exhibit D.

1.7 "MORAL RIGHTS" mean any rights to claim authorship of a work, to object to or prevent any modification of a work, to withdraw from circulation or control the publication or distribution of a work, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is called or generally referred to as a "moral right".


1.8  "VIRATA TECHNOLOGY" means the technology further described in Exhibit B.

2.   TERMINATION OF PRIOR AGREEMENT

2.1  Termination.  The parties hereby terminate the Prior Agreement as of the
     -----------
     Effective Date.

2.2  Release.  Each party releases and discharges the other party from any and
     -------
     all claims, causes of action, liabilities or obligations of any kind or nature arising under the terms of the Prior Agreement to the Effective Date. The parties agree that purchase order number 3720 shall be specifically excluded from this release and shall continue in full force and effect under this Agreement.

2.3  Amounts paid under Prior Agreement.  Virata hereby acknowledges receipt of
     ----------------------------------
     five hundred thousand dollars ($500,000.00) from Cirrus for pre-paid royalties under the Prior Agreement. The parties agree that the said five hundred thousand dollars ($500,00.00) shall be treated as a one time license fee under the Agreement for access to Virata Technology and any software bug fixes under the warranty terms hereto, and the grant of license under Sections 2.1 and 2.2 of the License Agreement as set forth in Exhibit C.

2.4  Survival.  Notwithstanding anything to the contrary in the Prior Agreement,
     --------
     including without limitation the provisions of Section 9.3, only Sections 8,10 and 11 of the Prior Agreement (copies of which are attached hereto as Exhibit F) shall survive termination of the Prior Agreement and all other provisions of the Prior Agreement, including without limitation the licenses granted in Section 2, shall terminate as of the Effective Date.

     2.4.1  Notice.  Each party agrees not to file any litigation or similar
            ------
            legal process against the other for breach of Section 8 of the Prior Agreement or Section 3 of the License Agreement without providing the other party with at least ten (10) days prior written notice of its intent to file such a claim. This notice requirement shall not prejudice in any way either party's right to seek an injunction with respect to an alleged breach of Section 8 or Section 3 respectively.

2.5  Obligations.  Cirrus is hereby released from any obligations and liability
     -----------
     under Section 7 of the Prior Agreement for any future payments and for any payments which have accrued up to the Effective Date.

2.6  Return of Materials.  Immediately following the Effective Date, each party
     -------------------
     shall make commercially reasonable best efforts to return to the other all materials owned by the other party and all confidential or proprietary information of the other party in their possession or control (other than any materials or information reasonably required by such party to exercise their rights under the License Agreement or the Volume Purchasing Agreement).

3.   OWNERSHIP

3.1  Cirrus Technology.  Cirrus shall own all right, title and interest in the
     -----------------
     Cirrus Technology, including all worldwide Intellectual Property Rights therein. To the extent that Virata has any interest in the Cirrus Technology, Virata hereby irrevocably transfers and assigns to Cirrus all of its right, title and interest in the Cirrus Technology, including all worldwide Intellectual Property Rights therein. At Cirrus' request and expense, Virata will provide reasonable assistance and cooperation to Cirrus, and will give testimony and execute documents, and take such further acts reasonably requested by Cirrus to acquire, transfer, maintain, perfect and enforce Cirrus' Intellectual Property Rights in the Cirrus Technology. Virata hereby appoints the officers of Cirrus as Virata's attorney-in-fact to execute documents on behalf of Virata and its employees for this limited purpose.

3.2  Virata Technology.  Virata shall own all right, title and interest in the
     -----------------
     Virata Technology, including all worldwide Intellectual Property Rights therein. To the extent that Cirrus has any interest in the Virata Technology, Cirrus hereby irrevocably transfers and assigns to Virata all of its right, title and interest in the Virata Technology, including all worldwide Intellectual Property Rights therein. At Virata's request and expense, Cirrus will provide reasonable assistance and cooperation to Virata, and will give testimony and execute documents, and take such further acts reasonably requested by Virata to acquire, transfer, maintain, perfect and enforce Virata's Intellectual Property Rights in the Virata Technology. Cirrus hereby appoints the officers of Virata as Cirrus' attorney-in-fact to execute documents on behalf of Cirrus and its employees for this limited purpose.

3.3  Joint Technology.  Virata and Cirrus shall jointly and equally own all
     ----------------
     right, title and interest in the Joint Technology, including all worldwide Intellectual Property Rights therein. Each party shall have total freedom of action with respect to the Joint Technology, without accounting to the other. All expenses incurred in obtaining and maintaining patent protection in the Joint Technology shall be jointly shared, provided that, where one party elects not to seek or maintain patent protection with respect to any Joint Technology in any particular country or not to share equally in the expenses thereof, the other party shall have the right to seek or maintain such protection at its own expense and shall have full control over the prosecution and maintenance thereof, even though title to any patent issuing thereon shall be joint. Each party agrees to provide reasonable assistance to the other in the registration of and protection of Intellectual Property Rights in the Joint Technology. Subject to any public disclosure necessary to be made in seeking patent protection, each party agrees to maintain the confidentiality of the Joint Technology and protect the confidential information and trade secrets included within the Joint Technology using at least the same procedures and degree of care that it uses to protect the disclosure of its other confidential and proprietary information but no less than reasonable care.

4.  LICENSE

Virata and Cirrus shall enter into the License Agreement contemporaneous with the execution of this Agreement for the license by Virata to Cirrus of certain technology owned by Virata.

5.  VOLUME PURCHASE

Virata -and Cirrus shall enter into the Volume Purchasing Agreement contemporaneous with the execution of this Agreement for the supply by Cirrus of the Hydrogen Chip to Virata.

6.  DEVELOPMENT

Cirrus hereby covenants that it will make any and all commercially reasonable best efforts in the completion of the development of the new version of the Hydrogen Chip (code named "Rev. AE" as of the Effective Date and comprising "Rev. AD" plus a functional PCI block, without any pin out changes) which development is expected to be completed on or about September 1,1998.

7.   GENERAL

7.1  Governing Law.  This Agreement shall be governed by and interpreted in
     -------------
     accordance with the laws of the State of California, U.S.A., without reference to conflict of laws principles.

7.2  Assignment.  This Agreement shall inure to the benefit of, and shall be
     ----------
     binding upon, the parties hereto and their respective successors and assigns. Neither party may assign this Agreement, by operation of law or otherwise, without the prior written consent of the other (which consent shall not be unreasonably withheld) except to a person into which it has merged or who has otherwise succeeded to all or substantially all of the business and assets of the assignor, and who has assumed in writing or by operation of law its obligations under this Agreement.

7.3  Notice.  Notice by either party under this Agreement shall be in writing
     ------
     and personally delivered or given by registered mail, overnight courier, or facsimile confirmed by registered mail, addressed to the other party at its address given herein (or such other address as may be communicated to the other party in writing) and shall be deemed to have been served when delivered or, if delivery is not accomplished by reason of some fault of the addressee, when tendered.

7.4  No Waiver.  The failure of either party to enforce at any time any of the
     ---------
     provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the right of either party to enforce each and every such provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

7.5  Counterparts.  This Agreement may be executed in two (2) or more
     ------------
     counterparts or duplicate originals, all of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement.

7.6  Severability.  If any provision in this Agreement shall be found or be held
     ------------
     to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect. In such event, the parties shall negotiate in good faith a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

7.7  Publicity.  The existence, general nature, and specific terms and
     ---------
     conditions of this Agreement will be held in confidence and may not be disclosed without the consent of both parties, except: as required by any court or other governmental body; as otherwise required by law; to legal counsel of the parties; in confidence, to accountants, banks, and financing sources and their advisors; in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or in confidence, in connection with an actual or prospective merger, acquisition or similar transaction.

7.8  Entire Agreement.  The terms and conditions herein contained and the
     ----------------
     provisions of the Settlement Agreement constitute the entire agreement between the parties and supersede all previous agreements and understandings, whether oral or written, between the parties with respect to the subject matter hereof. No alteration, amendment, waiver, cancellation or any other change in any term or condition of this Agreement shall be valid or binding on either party unless the same shall have been mutually assented to in writing by both parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in duplicate by duly authorized officers or representatives as of the date first written above.

Cirrus Logic, Inc.                    Virata Limited

By:/s/                                By: /s/ Charles Cotton
   --------------------------------      --------------------------------

                                   EXHIBIT A

                               Cirrus Technology

Al. PHYSICAL LAYOUT. The physical layout of each Hydrogen Chip produced under this Agreement and the Prior Agreement shall be considered Cirrus Technology.

A2. FUNCTIONAL BLOCKS, TEST SPECIFICATIONS, TEST METHODOLOGY. Functional blocks, test specifications and test methodology shall be considered Cirrus Technology where so noted in the table below:

====================================================================================================
  FUNCTIONAL BLOCKS               BLOCK              TEST SPECIFICATION               TEST
----------------------------------------------------------------------------------------------------
AFE                         Cirrus Technology         Virata Technology         Virata Technology
----------------------------------------------------------------------------------------------------
Arbiter                     Virata Technology         Virata Technology         Virata Technology
----------------------------------------------------------------------------------------------------
ARM Block*                  Virata Technology         Virata Technology         Joint Technology
----------------------------------------------------------------------------------------------------
Clock Tree                  Cirrus Technology         Cirrus Technology         Cirrus Technology
----------------------------------------------------------------------------------------------------
GPIO                        Virata Technology         Virata Technology         Joint Technology
----------------------------------------------------------------------------------------------------
Interrupt Control           Virata Technology         Virata Technology         Joint Technology
----------------------------------------------------------------------------------------------------
List Manager                Virata Technology         Virata Technology         Joint Technology
----------------------------------------------------------------------------------------------------
Network                     Virata Technology         Virata Technology         Virata Technology
----------------------------------------------------------------------------------------------------
SRAM                        Cirrus Technology         Cirrus Technology         Cirrus Technology
----------------------------------------------------------------------------------------------------
DRAM                        Cirrus Technology         Cirrus Technology         Joint Technology
----------------------------------------------------------------------------------------------------
UART                        Cirrus Technology         Cirrus Technology         Cirrus Technology
----------------------------------------------------------------------------------------------------
PCI                         Cirrus Technology         Cirrus Technology         Cirrus Technology
----------------------------------------------------------------------------------------------------

*The ARM Block contains an ARM Core licensed by Cirrus Logic from ARM Limited.

A3. PROCESS TECHNOLOGY. Process Technology shall be considered Cirrus Technology as specified in the table below:

======================================================================================================
           PROCESS                     OWNER               TOOL               CONTENT OF OUTPUT
------------------------------------------------------------------------------------------------------
Gate Level Design                     Verilog             Cirrus           Gate Level System Design
------------------------------------------------------------------------------------------------------
Synthesize Gate Level Netlist        Synopsis             Cirrus              Gate Level Netlist
------------------------------------------------------------------------------------------------------

                                   EXHIBIT B

                               Virata Technology

B1.    ARCHITECTURE.  The architecture and overall design specification of the
Hydrogen Chips shall be considered Virata Technology.

B2.    FUNCTIONAL BLOCKS, TEST SPECIFICATIONS, TEST METHODOLOGY.  Functional
blocks, test specifications and test methodology shall be considered Virata Technology where so noted in the table below:

====================================================================================================
  FUNCTIONAL BLOCKS               BLOCK              TEST SPECIFICATION               TEST
----------------------------------------------------------------------------------------------------
AFE                         Cirrus Technology         Virata Technology         Virata Technology
----------------------------------------------------------------------------------------------------
Arbiter                     Virata Technology         Virata Technology         Virata Technology
----------------------------------------------------------------------------------------------------
ARM Block*                  Virata Technology         Virata Technology         Joint Technology
----------------------------------------------------------------------------------------------------
Clock Tree                  Cirrus Technology         Cirrus Technology         Cirrus Technology
----------------------------------------------------------------------------------------------------
GPIO                        Virata Technology         Virata Technology         Joint Technology
----------------------------------------------------------------------------------------------------
Interrupt Control           Virata Technology         Virata Technology         Joint Technology
----------------------------------------------------------------------------------------------------
List Manager                Virata Technology         Virata Technology         Joint Technology
----------------------------------------------------------------------------------------------------
Network                     Virata Technology         Virata Technology         Virata Technology
----------------------------------------------------------------------------------------------------
SRAM                        Cirrus Technology         Cirrus Technology         Cirrus Technology
----------------------------------------------------------------------------------------------------
DRAM                        Cirrus Technology         Cirrus Technology         Joint Technology
----------------------------------------------------------------------------------------------------
UART                        Cirrus Technology         Cirrus Technology         Cirrus Technology
----------------------------------------------------------------------------------------------------
PCI                         Cirrus Technology         Cirrus Technology         Cirrus Technology
----------------------------------------------------------------------------------------------------

*The ARM Block contains an ARM Core licensed by Cirrus Logic from ARM Limited.

B3.    PROCESS TECHNOLOGY.  Process Technology shall be considered Virata
Technology as specified in the table below:

======================================================================================================
           PROCESS                     OWNER               TOOL               CONTENT OF OUTPUT
------------------------------------------------------------------------------------------------------
High Level Hydrogen                    Bones              Virata           Verification of Hydrogen
 Simulation                                                                     System Design
------------------------------------------------------------------------------------------------------
System Characterization              Quickturn            Virata              Performance Model
------------------------------------------------------------------------------------------------------

B4.    VIRATA SOFTWARE

B4.1.  SOFTWARE FUNCTIONS.  The following shall be included in Virata Software:

Software functions that form the basis for licensees to develop drivers that are compatible with Microsoft's latest operations systems.

Software functions to boot Hydrogen's ARM processor.
Software functions to run device specific protocols.
Software functions to enable data transfer between the chip and the host operating systems.

B4.2. SOFTWARE DELIVERABLES. The software deliverables shall contain the following files:

atmos/source/asics:
asics.module
hydrogen.h
hydrogen.s

atmos/source/atm:
atm.h
atm.module
atm.s
atm_atmos.c
atm_driver.h
atm_eneric.h
atm_hcore.c
atm_hydrogen.c
atm_if.h
atm_standard.h
atmgeneric.h
atmshare.c
bytelib.h
debug.c
debug.h
fdl.h
fdlmeta.h
memory.h
msnl_fsm.fsm
msnllib.h
oam.c
oam.h
standalone_msnl.c
swcommon.h
switchlookup.h

atmos/source/atom:
atom.module
li2c.h
lnvs.c
lnvs.h
atmos/source/colours:
blue.module
emeraldlib.h
green.module
greenlib.c
green lib.h
magnolia.module
magnolialib.c
magnolialib.h
netlib.c
netlib.h
roselib.h
white.module
whitelib.c
whitelib.h

atmos/source/console:
chips.c
chips.h
console.module
console_if.h
gen_cmds.c
multicons.c
rnulticons.h
multilib.c

atmos/source/hardware:
arm.arch
arm32.arch
arm32.hw
htype.hw
hydrogen.hw
piglet.hw

atmos/source/isfs:
flash.c
flash.h
flashfs.c
isfs.c
isfs.h
isfs.module
isfslib.c
isfslib.h
isfsroot.c
atmos/source/kernel:
armatmos.s
armregisters.h
armregisters.s
armstatuscontrol.s
atmbrick.h
atomboot.c
atomboot.h
atypes.h
bcopy.h
errno.h
errno.s
kernel.c
kernel.h
kernel.module
kernel_if.h
kernelinit.h
kilib.c
mkarm32.s
mkhydrogen.s
pcb_offsets.h
rom.h
romcall_atom.c
timing.s
trap_arm.c
trap_atom.c

atmos/source/llibc:
assert.h
atmlutil.c*
atmlutil.h*
attribute.c
attribute.h
ccsupport.c
ctype.c
ctype.h
dirent.h
dirlib.c
errno.c
errtable.c
fsm.h
fsm_run.c
limits.h
llibc.module
llibc_internal.h
lmain.c
lmaincc.c
lruntime.c
lsignal.c
lstdio.c
lstdlib.c
ltime.c
memops.s
moddiv.s
pmain.c
pool.c
pool.h
profile.c
profile.h
setjmp_arm.s
signal.h
sstdio.c
sstdlib.c
stat.h
statuslib.c
statuslib.h
stdarg.h
stddef.h
stdio.h
stdlib.h
string.c
string.h
time.c
time.h
vsprintf.c
vsscanf.c

atmos/source/software:

atm.pkg
colours.pkg
console.pkg
core.pkg
isfs.pkg
kernel.pkg
llibc.pkg
timer.pkg
uart.pkg

atmos/source/timer:
timelib.c
timelib.h
timer.module
timer_gen.c
timer_hydrogen.c
timer_if.h

atmos/source/traffic:
commands.cc
conn.cc
lis.cc
main.cc
object.cc
patterns.cc
rx.cc
scwdebug.h
stats.cc
traffic.h
traffic.module
tx.cc
wiredata.cc

atmos/source/uart:
uart.module
uart_gen.c
uart_hydrogen.c
uart_if.h

atmos/system:
traffic_piglet

atomcon:
aim.c
aim.h
atmos.h
atom.c
atom.h
atomboot.c
atomboot.h
atomcon.c
atomnvs.c
build.bat
dpmilib.h
hydrogen.h
lnvs.c
lnvs.h
mdebug.h
pci.c
pci.h
pcitest.c
setup.h
types.h

                                   EXHIBIT C

                               LICENSE AGREEMENT

This License Agreement is entered into as of the 19th day of June, 1998 by Cirrus Logic, Inc. a California corporation with principal offices at 3100 West Warren Ave., Fremont, CA, 94538 ("Cirrus"); and Virata Limited (formerly known as Advanced Telecommunications Modules Ltd.), an English corporation with principal offices at Mount Pleasant House, 2 Mount Pleasant, Huntingdon Road, Cambridge, CB3 OBL, U.K. ("Virata").

WHEREAS Cirrus and Virata entered into a License Agreement dated September 18, 1995 (such agreement as it has been amended, the "Prior Agreement"), under which the parties agreed to develop and market one or more ATM semiconductor products using certain intellectual property from each party;

AND WHEREAS Cirrus and Virata have entered into a settlement agreement with respect to the termination of the Prior Agreement; the determination of the rights of the respective parties to certain intellectual property developed under the Prior Agreement; the continued supply of products by Cirrus to Virata; and a license to certain intellectual property of Virata to Cirrus (the "Settlement Agreement").

AND WHEREAS as part of the Settlement Agreement the parties have agreed to enter into a license agreement on the terms and conditions set out herein.

NOW THEREFORE, in consideration of the release by Cirrus of certain rights to future developments of the intellectual property of Virata and other consideration described in the Settlement Agreement, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants contained in the Settlement Agreement and contained herein, the parties agree as follows:

1.   DEFINITIONS

1.1 "VIRATA LICENSED TECHNOLOGY" means certain designs, patents, mask work rights, and all other intellectual property rights, copyrighted materials, and confidential information further described in Exhibit A. Virata Licensed Technology does not include any software.

1.2 "VIRATA SOFTWARE" means the source code and object code versions of the software described in Exhibit B.

1.3 "LICENSED TECHNOLOGY" means the Virata Licensed Technology, and the Virata Software.

1.4 "CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section 3 below.

1.5 "AFFILIATE" of a company means any entity which controls, is controlled by, or is under common control with that company, where "control" means ownership or control, direct or indirect, of more than fifty percent (50%) of the stock or other equity interest entitled to vote for the election of directors or equivalent governing body of the entity.

1.6 "DERIVATIVE WORK" means any translation, adaptation, modification, extension, upgrade, improvement, compilation, abridgment or other form in which a work that incorporates or utilizes Licensed Technology in whole or in part may be recast, transformed or adapted where such Derivative Work would infringe any intellectual property rights in such work.

2.   LICENSES

2.1  Virata Licensed Technology.  Virata hereby grants to Cirrus and its
     --------------------------
     Affiliates a worldwide, non-exclusive, perpetual, irrevocable, non-terminable, non-rescindable, royalty free license under Virata's intellectual property rights (a) to use Licensed Technology to prepare Derivative Works, and (b) make, have made, copy, publish, publicly display and perform, transmit, modify, improve, market, distribute, lease and sell Derivative Works, and (c ) subject to the terms of this Agreement, sublicense any and all of the foregoing rights.

2.2  Virata Software.  Virata hereby grants to Cirrus and its Affiliates (a) a
     ---------------
     worldwide, non-exclusive, perpetual, irrevocable, non-terminable, non-rescindable, royalty free license under Virata's intellectual property rights to (a) use, copy, publish, publicly display and perform, transmit, modify, improve, prepare Derivative Works based on the Virata Software, and
     (b) market, distribute and sublicense to end users the Derivative Works in object code only solely pursuant to a written software license agreement between Cirrus Logic and an end user containing, at a minimum, the terms and conditions set forth in Exhibit C. Cirrus shall only be entitled to publicly display, transmit, market, distribute and sublicense the right to use the Virata Software to third-parties in object code format.

          2.2.1. Virata represents and warrants that it will deliver to Cirrus within ten (10) working days of the date this Agreement shall be executed by both parties the most current version of the source code of Virata Software. Virata shall provide to Cirrus any bug fixes to the Virata Software as soon as it makes such bug fixes available to its licensees or other users of the Virata Software.

2.3  Patent Prosecution and Maintenance.  Virata shall notify Cirrus of any
     ----------------------------------
     significant decisions relating to the prosecution of any patents and patent applications included in the Virata Licensed Technology, including any decision to abandon or withdraw same from U.S. or foreign prosecution. If Virata elects not to seek to prosecute any such patent or patent applications in any country or to seek protection only in certain countries, Cirrus shall have the right to seek such protection, at its expense, on said patent and patent application in any and all nonelected countries. Title to all applications filed on any invention included in the Virata Licensed Technology and all patents issuing thereon will vest in Virata subject to a license to Cirrus under said applications and patents under the terms of Section 2.1. Virata will promptly provide Cirrus with a copy of each application so filed and, upon request, copies of all official papers relating thereto.

2.4  Ownership.  Subject to Virata's ownership of the Licensed Technology,
     ---------
     Cirrus shall own all right, title and interest in and to any Derivative Work of the Licensed Technology which is made by or for Cirrus.

2.5  Reservation of Rights.  Except as set forth in this Section 2, Virata shall
     ---------------------
     retain all right, title, and interest in and to the Licensed Technology. Nothing herein shall be construed as granting by implication, estoppel, or otherwise, any license or other right to any intellectual property right of Virata other than the Licensed Technology or to grant Cirrus any right or license other than those expressly granted in this Section 2.

2.6  Future Patents.  Any patents obtained by either party after the date of the
     --------------
     Settlement Agreement relating to any Derivative Work of the Virata Licensed Technology are hereby licensed to the other party under a nonexclusive, perpetual, worldwide, non-transferable and fully paid up license to make, have made, use, sell, offer for sale, export, import, and sublicense any products covered by any claim of such patents.

2.7  Affiliates.  To the extent that the licenses granted hereunder are
     ----------
     applicable to Affiliates of Cirrus, Cirrus will ensure that its Affiliates are bound by the provisions of this Agreement as if they were parties to it and each party is deemed to be the appointed agent on behalf of its Affiliates in signing of this Agreement and that party will be jointly and severally liable with its Affiliates in respect of any breach of this Agreement.

3.   CONFIDENTIAL INFORMATION

3.1  Definition.  The term "CONFIDENTIAL INFORMATION" shall mean any information
     ----------
     disclosed by one party to the other pursuant to this Agreement, in each case which is in written, graphic, machine readable or other form and is marked "Confidential", "Proprietary" or is some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by one party to the other pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and reduced to a written summary by the disclosing party, within thirty (30) days after its oral disclosure, which is marked in a manner to indicate its confidential nature and delivered to the receiving party. Confidential Information shall also include any "Confidential Information," as that term was defined in the Prior Agreement, which was disclosed under the Prior Agreement.

3.2  Use of Confidential Information.  Each party shall treat as confidential
     -------------------------------
     (as set forth herein) all Confidential Information of the other party and shall not use such Confidential Information except as contemplated herein or otherwise authorized in writing. Each party shall implement reasonable procedures to prohibit the unauthorized disclosure or misuse of the other party's Confidential Information and shall not intentionally disclose such Confidential Information to any third party except as may be necessary or useful in connection with the rights and obligations of such party under this Agreement, and subject to confidentiality obligations similar to those set forth herein. Each of the parties shall use at least the same procedures and degree of care that it uses to prevent the disclosure of its own Confidential Information of like importance to prevent the disclosure of Confidential Information disclosed by it by the other party under this Agreement, but in no event less than reasonable care. Each party's obligations pursuant to this section shall terminate, with respect to each item of Confidential Information disclosed to it hereunder by the other party, five (5) years after disclosure.

3.3  Exclusions.  Notwithstanding the above, neither party shall have liability
     ----------
     to the other with regard to any Confidential Information of the other which: was publicly available at the time it was disclosed or becomes publicly available through no fault of the receiving party; was known to the receiving party, without similar confidentiality restriction, at the time of disclosure; is disclosed by the receiving party with the prior written approval of the disclosing party; was independently developed by the receiving party without any use of the Confidential Information; becomes known to the receiving party, without similar confidentiality restriction, from a source other than the disclosing party without breach of this Agreement by the receiving party; or is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that the receiving party shall provide prompt, advance notice thereof to enable the disclosing party to seek a protective order or otherwise prevent such disclosure.

3.4  Residual Rights.  Notwithstanding anything else in this Agreement, however,
     ---------------
     but subject to the other party's patents, copyrights, and mask work rights, each party's employees shall be entitled to use, without royalty obligation, the other party's Confidential Information retained in such employees' memory as a result of exposure to such Confidential Information pursuant to this Agreement. Nothing in this Agreement will restrict each party's rights to assign or reassign its employees, including without limitation those who have had access to the other party's Confidential Information, to any project in it discretion.

3.5  Virata Licensed Technology.  Subject to any public disclosure necessary to
     --------------------------
     be made in seeking patent protection, Virata covenants that it will maintain the confidentiality of the Virata Licensed Technology and protect the Confidential Information included within the Virata Licensed Technology using at least the same procedures and degree of care that it uses to protect the disclosure of its other Confidential Information, but in no event less than reasonable care.

4.   REPRESENTATIONS AND WARRANTIES

4.1  Virata represents and warrants to Cirrus that:

     (a) it owns or has sufficient rights to the Licensed Technology and that it has the right, power, and authority to enter into and perform this Agreement and to grant the rights and licenses granted to Cirrus hereunder free of any restrictions not contained in this Agreement;

     (b) it is not aware of any pending litigation or claim nor, the basis for any claim that Virata does not own or have sufficient rights to the Licensed Technology, or that the exercise by Cirrus of any right granted hereunder will infringe any intellectual property right of any third party.

5.   INFRINGEMENT INDEMNITY

5.1  Indemnity.  Subject to Section 5.2 below, Virata shall indemnify and hold
     ---------
     harmless Cirrus and its Affiliates against any costs, loss, liability, or expense arising directly out of any actual or alleged infringement of any patent issued as of the date hereof in U.S.A., Canada and E.U., or any copyright, mask work right or trade secret right arising in the world directly relating to the exercise by Cirrus Logic of any of the rights expressly granted by Virata in Sections 2.1 and 2.2. This indemnity is conditioned on Cirrus' (a) providing to Virata prompt and full disclosure of any such claim, (b) subject to the remainder of this Section, providing Virata with sole control over the defense and settlement of such claim, and
     (c) providing at Virata's expense, reasonable assistance in connection with the defense of the claim. Notwithstanding the foregoing, Virata's liability pursuant to this Section shall be limited to damages finally awarded against Cirrus, or settlements entered into, in connection with the claim, together with litigation costs and expenses incurred by Cirrus, to the extent provided in the next sentence. If Cirrus and Virata agree (such agreement will not be unreasonably withheld or delayed) that Virata is not financially capable of fully defending the claim, then Cirrus shall be entitled to conduct the defense of the claim, at Virata's expense.

5.2  Exclusions.  Virata shall have no liability pursuant to Section 5.1 above
     ----------
     with respect to any actual or alleged infringement caused by (a) any modifications to the Virata Licensed Technology made by Cirrus where the actual or alleged infringement would not have arisen but for the use of the Cirrus modification; or (b) the combination of the Virata Licensed Technology with other items not provided by Virata where the actual or alleged infringement would not have arisen by use of the Virata Licensed Technology alone and not in combination with the other items.

6.   INFRINGEMENT ACTIONS AGAINST THIRD PARTIES

If Virata does not, within ninety (90) days after receipt of a notice from Cirrus of a suspected patent infringement within the scope of the Virata Licensed Technology which infringement is having, or Cirrus reasonably determines is likely to have, a material adverse effect on Cirrus, commence action directed towards restraining or enjoining such patent infringement, Cirrus shall be entitled to take such action as it deems necessary or appropriate to enforce Virata's patent rights and restrain such infringement. Virata agrees to cooperate reasonably in any such action initiated by Cirrus, including without limitation supplying essential documentary evidence and making essential witnesses then in Virata's employment available. If Virata initiates and prosecutes any such an action under this Section, Virata shall be responsible for all legal expense (including court costs and attorneys' fees), and Virata shall be entitled to all amounts awarded by way of judgment, settlement or compromise. Similarly, if Cirrus initiates and prosecutes such an action, Cirrus shall be responsible for all legal expenses (including court costs and attorneys'

fees) and Cirrus shall be entitled to all amounts awarded by way of judgment, settlement, or compromise.

7.   LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT. This shall not, however, limit Virata's obligations pursuant to Section 5 above to pay a final damage award obtained by a third party.

8.   GENERAL

8.1  Governing Law.  This Agreement shall be governed by and interpreted in
     -------------
     accordance with the laws of the State of California, U.S.A., without reference to conflict of laws principles.

8.2  Assignment.  This Agreement shall inure to the benefit of, and shall be
     ----------
     binding upon, the parties hereto and their respective successors and assigns. Except as provided for in Sections 2.1 and 2.2, neither party may assign this Agreement, by operation of law or otherwise, without the prior written consent of the other (which consent shall not be unreasonably withheld) except to a person into which it has merged or who has otherwise succeeded to all or substantially all of the business and assets of the assignor, and who has assumed in writing or by operation of law its obligations under this Agreement.

8.3  Notice.  Notice by either party under this Agreement shall be in writing
     ------
     and personally delivered or given by registered mail, overnight courier, or facsimile confirmed by registered mail, addressed to the other party at its address given herein (or such other address as may be communicated to the other party in writing) and shall be deemed to have been served when delivered or, if delivery is not accomplished by reason of some fault of the addressee, when tendered.

8.4  Relationship.  The parties hereto are independent contractors.  Nothing
     ------------
     contained herein or done in pursuance of this Agreement shall constitute either party the agent of the other party for any purpose or in any sense whatsoever, or constitute the parties as partners or joint venturers.

8.5  No Waiver.  The failure of either party to enforce at any time any of the
     ---------
     provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the right of either party to enforce each and every such provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

8.6  Counterparts.  This Agreement may be executed in two (2) or more
     ------------
     counterparts or duplicate originals, all of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement.

8.7  Severability.  If any provision in this Agreement shall be found or be held
     ------------
     to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect. In such event, the parties shall negotiate in good faith a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

8.8  Publicity.  The existence, general nature, and specific terms and
     ---------
     conditions of this Agreement will be held in confidence and may not be disclosed without the consent of both parties, except: as required by any court or other governmental body; as otherwise required by law; to legal counsel of the parties; in confidence, to accountants, banks, and financing sources and their advisors; in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or in confidence, in connection with an actual or prospective merger, acquisition or similar transaction.

8.9  Entire Agreement.  The terms and conditions herein contained and the
     ----------------
     provisions of the Settlement Agreement constitute the entire agreement between the parties and supersede all previous agreements and understandings, whether oral or written, between the parties with respect to the subject matter hereof. No alteration, amendment, waiver, cancellation or any other change in any term or condition of this Agreement shall be valid or binding on either party unless the same shall have been mutually assented to in writing by both parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in duplicate by duly authorized officers or representatives as of the date first written above.

Cirrus Logic, Inc.                     Virata Limited

By:                                    By:
   --------------------------------       --------------------------------

                         EXHIBIT A TO LICENSE AGREEMENT

                             END USER LICENSE TERMS

PLEASE READ THIS LICENSE CAREFULLY BEFORE OPENING THE PACKAGE OR USING THE SOFTWARE. BY OPENING THE PACKAGE OR USING THE SOFTWARE, YOU ARE AGREEING TO BE BOUND BY THE TERMS OF THIS LICENSE. IF YOU DO NOT AGREE TO THE TERMS OF THIS LICENSE, PROMPTLY RETURN THE UNUSED SOFTWARE TO THE PLACE WHERE YOU OBTAINED IT AND YOUR MONEY WILL BE REFUNDED. VIRATA LIMITED ("VIRATA") SOFTWARE IS LICENSED NOT SOLD.

FOR THE LIMITED WARRANTY PERTAINING TO THIS PRODUCT, PLEASE REFER TO THE WARRANTY LEAFLET INCLUDED IN THIS PACKAGE.

1. LICENSE. The application, demonstration, system and other software accompanying this License, whether on disk, in read-only memory, or on any other media (the "Virata Software"), and the related documentation are licensed to you by Virata. You own the medium on which the Virata Software are recorded, but Virata and/or Virata's licensor(s) retain title to the Virata Software and related documentation. The License allows you to use the Virata Software on a single Virata product and make one copy of the Virata Software in machine-readable form only for backup purposes. You must reproduce, on such copy, the Virata copyright notice and any other proprietary legends that were on the original copy of the Virata Software. You may also transfer all your license rights in the Virata Software, the backup copy of the Virata Software, the related documentation, and a copy of this License to another party provided the other party reads and agrees to accept the terms and conditions of this License.

2. RESTRICTIONS. The Virata Software contains copyrighted material, trade secrets, and other proprietary material. In order to protect them, and except as permitted by applicable legislation, you may not decompile, reverse engineer, disassemble, or otherwise reduce the Virata Software to a human-perceivable form: copy, modify, network, rent, lease, loan, or distribute the Virata Software; or create derivative works based upon the Virata Software in whole or in part. You may not electronically transmit the Virata Software from one computer to another or over the network.

3. TERMINATION. This License is effective until terminated. You may terminate the License at any time by destroying the Virata Software, related documentation and all copies thereof. This License will terminate immediately without notice from Virata if you fail to comply with any provision of this License. Upon termination you must destroy the Virata Software, related documentation, and all copies thereof. Upon termination you shall remain subject to the provisions, restrictions and exclusions in this License Agreement and shall have no right to any refund of any amount paid for the Virata Software. No termination shall release you from liability for any breach of this License Agreement.

4. EXPORT LAW ASSURANCES. You agree and certify that neither the Virata Software nor any other technical data received from Virata, nor the direct product thereof will be shipped, transferred, or exported, directly or indirectly, to any county in violation of any applicable law, including the United States Export Administration Act and the regulations thereunder.

5. CONTROLLING LAW AND SEVERABILITY. This License shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws provisions. If for any reason a court of competent jurisdiction finds any provision of this License, or portion thereof, to be unenforceable, that provision of the License shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this License shall continue in full force and effect.

6. ACKNOWLEDGMENT. You acknowledge that you have read this License Agreement, understand it, and agree to be bound by its terms and conditions. You also agree that the License agreement is the complete and exclusive statement of agreement between the parties and supersedes all proposals or prior agreements, oral or written, and any other communications between the parties relating to the subject matter of the License Agreement. No amendment to or modification of this License will be binding unless in writing and signed by a duly authorized representative of Virata.

                                   EXHIBIT D

                           VOLUME PURCHASE AGREEMENT

     This Volume Purchase Agreement ("Agreement") is entered into as of 19 June, 1998 between Cirrus Logic, Inc., a California corporation with principal offices at 3100 West Warren Avenue, Fremont, California 94538 and Cirrus Logic International, Ltd., a Bermuda corporation with principal offices at Harbour Industrial Park, Building 6, Bridgetown, Barbados, West Indies (collectively "Cirrus"), on the one hand, and Virata Limited, an English corporation with principal offices at Mount Pleasant House, 2 Mount Pleasant, Huntingdon Road, Cambridge, CB3 OBL, United Kingdom and Virata Corporation, a Delaware corporation with principal offices at 2933 Bunker Hill Lane, Suite 201, Santa Clara, California 95054 (collectively "BUYER"), on the other hand.

     In consideration of the mutual promises contained herein, the parties agree as follows:

     1.  Purchase and Sale of Products.  BUYER agrees to purchase from Cirrus,
         -----------------------------
and Cirrus agrees to sell to BUYER, on the terms and conditions set forth herein the products set forth in Exhibit A ("Products"). Cirrus may unilaterally modify the specifications of standard Products and substitute units manufactured to such modified specifications, provided such modifications do not adversely impact the Products' form, fit, function, interoperability or performance.

     2.  Terms and Conditions.  The terms of sale contained herein apply to all
         --------------------
quotations made by and purchase orders entered into by Cirrus for Products. Except as expressly agreed in writing, the terms of this Agreement supersede and replace all of the terms of BUYER's purchase order and Cirrus' acknowledgment form and nothing contained in any such forms shall in any way modify the terms of this Agreement or add any additional terms or conditions. All orders (or any other contracts) must be accepted by Cirrus at its home office.

     3.  Purchase Commitment and Prices.  Buyer agrees to purchase, and Cirrus
         ------------------------------
agrees to sell, the Products listed in the attached Exhibit A at the purchase price ("Purchase Price") set forth in Exhibit A' in such amounts as may be set forth in purchase orders submitted by BUYER from time to time pursuant to
Section 6 hereof. The parties agree that no more frequently than twice annually and upon twenty (20) days notice by either party, the parties shall meet to discuss and agree on new prices based on the then prevailing market conditions. If the parties cannot agree on new pricing, then the existing prices as set forth in Exhibit A shall continue in force.

     4.  Taxes.  BUYER's Purchase Price does not include any excise, sales, use,
         -----
value added, or other taxes, tariffs or duties that may be applicable to the Products. When Cirrus has the legal obligation to collect such taxes or duties, the appropriate amount shall be added to BUYER's invoice and paid by BUYER unless BUYER provides Cirrus with a valid tax exemption certificate authorized by the appropriate taxing authority.

     5.  Payment.  Payment shall be in U.S. Dollars and shall be in an amount
         -------
equal to BUYER's purchase price for the Products plus all applicable taxes, shipping charges, and other charges to be borne by BUYER. All exchange, interest, banking, collection and other charges shall be at BUYER's expense. Cirrus will extend credit to BUYER on Net 30 Day terms up to a credit limit to be established from time to time by Cirrus. BUYER will pay Cirrus a penalty equal to two percent (2%) per month for amounts outstanding beyond thirty days. Cirrus is not required to deliver any Products to BUYER if BUYER is not current on outstanding invoices. Further, Cirrus only will accept from BUYER orders for Products up to BUYER's remaining credit limit at the time Cirrus receives BUYER's orders.

     6.  Order and Acceptance.  All orders for Products submitted by BUYER shall
         --------------------
be initiated by written purchase orders sent to Cirrus and requesting a delivery date during the term of this Agreement; provided, however, that an order may initially be placed orally or by telecopy if a confirmational written purchase order is received by Cirrus within five (5) days after said oral or telecopy order. To facilitate Cirrus' production scheduling, BUYER shall submit purchase orders to Cirrus at least in accordance with Cirrus' then current lead times.
No order shall be binding upon Cirrus until accepted by Cirrus in writing, and Cirrus shall have no liability to BUYER with respect to purchase orders that are not accepted, provided that Cirrus shall accept all orders submitted by BUYER in accordance with the terms hereof. Cirrus shall use reasonable efforts to notify BUYER of the acceptance or rejection of an order and of the assigned delivery date for accepted orders. No partial shipment of an order shall constitute the acceptance of the entire order, absent the written acceptance of such entire order. Cirrus shall use reasonable efforts to deliver Products at the times specified either in its quotation or in its written acceptance of BUYER's purchase orders.

     7.  Forecasts.  Within the first five (5) days of every month, BUYER shall
         ---------
provide Cirrus with a ninety (90) day rolling forecast showing prospective orders by Product model and intended submittal date.

     8.  Initial Order.  Upon execution of this Agreement, BUYER shall deliver
         -------------
to Cirrus a written purchase order for the Products.

     9.  Change Orders.  For orders that have been accepted by Cirrus but have
         -------------
not yet been shipped, BUYER may utilize written change orders as follows:

          (a) BUYER may, on notice to Cirrus, on one occasion reschedule (push out only) delivery of units of Product scheduled for delivery more than 30 days following such notice for a period up to 60 days from the date of original scheduled delivery date.

          (b) BUYER may, on notice to Cirrus terminate an order for all units of Product scheduled to be delivered more than 90 days following such notice.

Except as provided in this section, orders may not be rescheduled or terminated by BUYER.

     10.  Shipping.  All domestic deliveries are F.C.A.  point of shipment.
          --------
Delivery occurs upon making the Product available to a carrier at the shipping point. Cirrus' title (except for licensed software) passes to BUYER and Cirrus' liability as to delivery ceases at that time. The carrier shall be deemed to be acting as BUYER's agent and all claims for damage to Products must be filed by BUYER with the carrier.

          All international deliveries are made C.I.P. named port of destination. Cirrus's title and risk of loss passes to BUYER, and Cirrus's liability as to delivery ceases upon arrival at named port of destination of material purchased hereunder, carrier acting as Cirrus's agent. All claims for damages will be filed by Cirrus with the carrier.

          Unless specific shipping instructions otherwise have been agreed between Cirrus and BUYER, Cirrus will follow the shipping instructions described on the face of BUYER's purchase orders.

     11.  Delivery.  All delivery dates are estimated only and deliveries may be
          --------
made in installments, provided that Cirrus shall use its commercially reasonable best efforts to meet all delivery dates specified in Cirrus's order acknowledgment.

     12.  Force Majeure.  Cirrus shall be excused from performance and not be
          -------------
liable for delay in delivery or for non-delivery, in whole or in part, caused by the occurrence of any contingency beyond the reasonable control of Cirrus, including but not limited to, fire or explosion, flood, storm or other act of God, war (whether an actual declaration thereof is made), sabotage, insurrection, riot or other act of civil disobedience, act of public enemy, act of any government or any agency or subdivision thereof affecting the terms of the contract or otherwise, judicial action, labor dispute, accident, defaults or delays of suppliers, failure or delay in transportation, shortage of labor, fuel, raw material, or machinery or technical or yield failure where Cirrus has exercised ordinary care in the prevention thereof.

     13.  Rejection of Products.  BUYER shall accept or reject Product within
          ---------------------
thirty (30) days after receipt. Buyer may reject any Product that fails to conform to specifications, subject to the last sentence of Section 1. If BUYER fails to notify Cirrus in writing of its rejection and reasons therefor within such period, BUYER will conclusively be deemed to have irrevocably accepted the Products. Products rejected by BUYER will be held by BUYER and may be returned only upon CIRRUS LOGIC's written authorization. Cirrus shall be entitled to replace rejected Products in accordance with the Product replacement procedure specified in Section 14. Notwithstanding the foregoing, the parties agree that until such times as the PCI block is corrected to meet specification as defined in Section 6 of the Settlement Agreement, Product shall continue to be purchased by BUYER from Cirrus under waiver to specification.

     14.  Warranty.  Cirrus warrants that the Products when delivered will be,
          --------
(I) free from defects in material and workmanship under normal use and service; and, (ii) conform to specifications, subject to the last sentence of Section 1. Cirrus' liability and obligations under this warranty are limited to replacing or repairing or giving credit for, at its option, any Products which are, within one year after the date of delivery, returned to Cirrus' factory of origin in accordance with Cirrus' RMA procedures, transportation charges prepaid, and which are, after examination, determined to be in breach of this warranty. THIS WARRANTY AND THE REMEDY HEREIN PROVIDED ARE IN LIEU OF ALL OTHER WARRANTIES,

EXPRESS, STATUTORY, IMPLIED, OR OTHERWISE, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE, AND OF ALL OTHER OBLIGATIONS OR LIABILITIES ON THE CIRRUS'S PART WITH RESPECT TO THE PRODUCT AND ITS PERFORMANCE. IN NO EVENT SHALL CIRRUS BE LIABLE FOR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS OR FOR ANY OTHER SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES FOR BREACH OF WARRANTY. CIRRUS neither assumes, nor authorizes any other person to assume for it, any other obligations or liabilities in connection with the sale of Products. This warranty shall not apply to any unit of a Product which was damaged after delivery due to misuse, negligence, or accident. Repair or replacement of a unit of a Product shall not extend the original warranty period for that unit, but the warranty shall only continue for the duration, if any, of the original warranty period. IN FURTHER LIMITATION OF THE FOREGOING LIMITED WARRANTY, BUYER AGREES THAT PRODUCTS WHICH COMPRISE SEMICONDUCTOR DEVICES WHICH ARE NOT FINISHED AND FULLY ENCAPSULATED, ARE SOLD "AS IS" AND "WHERE IS" WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED. Notwithstanding the foregoing, the parties agree that until such times as the PCI block is corrected to meet specification as defined in Section 6 of the Settlement Agreement, Product shall continue to be purchased by BUYER from Cirrus under waiver to specification.

     15.  Term and Termination
          --------------------

          15.1  Term.  This Agreement shall continue in force for a fixed term
                ----
of three years from the date hereof unless terminated earlier under the provisions of this Section. At the end of the fixed term, this Agreement shall automatically renew for a period of one year, unless either party provides the other party with six month's written notice not to renew the Agreement.

          15.2  Termination for Cause.  If either party is in breach of its
                ---------------------
material obligations under this Agreement and fails to cure such breach within 30 days following notice thereof from the other party, then the non-breaching party may, at its option, terminate this Agreement on notice to the other party.

          15.3  Termination for Insolvency.  This Agreement may be terminated,
                --------------------------
on notice, (i) upon either party's insolvency, (ii) the institution by or against either party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of that party's debts, (iii) upon either party's making an assignment for the benefit of creditors, or (iv) upon either party's dissolution or ceasing to do business in the normal course.

          15.4  Fulfillment of Orders Upon Termination.  Upon termination of
                --------------------------------------
this Agreement for other than BUYER's breach, Cirrus shall continue to fulfill, subject to the terms of this Agreement, all orders accepted by Cirrus prior to the date of termination.

          15.5  Survival of Certain Terms.  The provisions of Sections 14, 16,17
                -------------------------
and 19 shall survive the termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement.

     16.  Limitation on Liability.  EXCEPT FOR LIABILITY OF CIRRUS UNDER SECTION
          -----------------------
18.1, CIRRUS' LIABILITY ARISING OUT OF THIS AGREEMENT AND/OR SALE OF THE PRODUCTS SHALL BE LIMITED TO THE AMOUNT PAID BY THE BUYER FOR THE PRODUCTS GIVING RISE TO THE LIABILITY. IN NO EVENT SHALL CIRRUS BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES. IN NO EVENT SHALL CIRRUS BE LIABLE TO BUYER FOR ANY OTHER SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

     17.  Confidentiality.  Corporate Nondisclosure Agreement No. 1087 between
          ---------------
the parties is incorporated herein by this reference.

     18.  Indemnity.
          ---------

          18.1  Indemnification of BUYER.  Subject to the following paragraph,
                ------------------------
Cirrus shall indemnify and hold harmless BUYER and its Affiliates against any costs, loss, liability, or expense arising directly out of any actual or alleged infringement of any United States intellectual property or proprietary right by the Products. This indemnity is conditioned on BUYER (a) providing to Cirrus prompt and full disclosure of any such claim, (b) subject to the remainder of this section, allowing Cirrus to conduct the defense of the claim, and (c) providing at Cirrus' expense, reasonable assistance in connection with the defense of the claim. Cirrus' liability pursuant to this Section shall be limited to damages finally awarded against BUYER, or settlements entered into, in connection with the claim, together with litigation costs and expenses incurred by BUYER.

          Cirrus shall have no liability under this section with respect to any actual or alleged infringement caused by (a) any modifications to the Products made by BUYER where the actual or alleged infringement would not have arisen but for BUYER's modification; or (b) the combination of the Products with other items not provided by Cirrus where the actual or alleged infringement would not have arisen by use of the Products alone and not in combination with the other items

          18.2  Indemnification of Cirrus.  BUYER shall defend and indemnify
                -------------------------
Cirrus with respect to claims arising out of (i) modification of the Product other than by Cirrus; (ii) combination of the Product with any other item (including without limitation any claim for contributory infringement or inducing infringement), or (iii) compliance with BUYER's specifications or design.

          18.3  EXCLUSIVE REMEDY.  THE FOREGOING SECTION 18.1 STATES CIRRUS'S
                ----------------
SOLE LIABILITY AND OBLIGATION ARISING OUT OF ANY ACTUAL OR ALLEGED INTELLECTUAL PROPERTY INFRINGEMENT OF ANY KIND THROUGHOUT THE WORLD.

          19.  General Provisions.
               ------------------

          19.1  Governing Law and Jurisdiction.  This Agreement shall be
                ------------------------------
governed by and interpreted in accordance with the laws of the State of California without giving effect to its provisions regarding conflicts of laws. The application of the United Nations Convention on Contracts for the International Sale of Goods is expressly excluded in its entirety from this Agreement. Any proceeding brought by a party arising out of, under or relating to this Agreement shall be brought in either the California State Courts of Alameda County or United States District Court for the Northern District of California, and each of the parties hereto hereby submits itself to the personal and exclusive jurisdiction and venue of such courts for purposes of any such action.

          19.2  Language.  This Agreement is in the English language only, which
                --------
language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

          19.3  Dollars.  All references to "dollars", "U.S. $" or "$" shall
                -------
mean United States Dollars.

          19.4  Currency Control.  BUYER represents and warrants that no
                ----------------
currency control laws applicable in the jurisdiction in which BUYER is located prevent the payment to Cirrus of any sums due under this Agreement. In the event that any such laws come into effect and the local government of the jurisdiction does not permit that payment be made in United States Dollars, BUYER will notify Cirrus immediately, and if so instructed by Cirrus, deposit all monies due Cirrus to the account of Cirrus in a local bank of Cirrus' choice in the jurisdiction.

          19.5  U.S. Export Control.  BUYER understands and acknowledges that
                -------------------
Cirrus is subject to regulation by agencies of the U.S. Government, including, but not limited to, the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of Cirrus to provide the Products, documentation, or any media in which any of the foregoing is contained, as well as any other technical assistance shall be subject in all respects to such United States laws and regulations as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, Bureau of Export Administration. BUYER agrees to cooperate with Cirrus, including, without limitation, providing required documentation, in order to obtain export licenses or exemptions therefrom. BUYER warrants that it will comply with the Export Administration Regulations and other United States laws and regulations governing exports in effect from time to time.


          19.6  Foreign Corrupt Practices Act.  In conformity with the United
                -----------------------------
States Foreign Corrupt Practices Act and with Cirrus' established corporate policies regarding foreign business practices, BUYER and its employees and agents shall not directly or indirectly make and offer, payment, promise to pay, or authorize payment, or offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing an act or decision of an official of any government within the jurisdiction in which BUYER is located or the United States Government (including a decision not to act) or inducing such a person to use his influence to affect any such governmental act or decision in order to assist Cirrus in obtaining, retaining or directing any such business.

          19.7  Government Approvals.  BUYER hereby represents and warrants
                ---------------------
that no consent, approval or authorization of or designation, declaration or filing with any governmental authority in the jurisdiction in which BUYER is located is required in connection with the valid execution, delivery and performance of this Agreement.

          19.8  Enforceability.  BUYER represents and warrants that the
                --------------
provisions of this Agreement, and the rights and obligations of the parties hereunder, are enforceable under the laws of the country in which BUYER is located or to which BUYER is subject.

          19.10  Limitation on BUYER's Rights to the Products.  BUYER shall have
                 --------------------------------------------
no right to copy, re-mark, modify or remanufacture any Product or part thereof. Ownership of all mask sets, design tapes, processing information and any other intellectual property developed for or used in Cirrus' performance hereunder, shall be as specified in the License Agreement attached hereto and incorporated by reference.

          19.11  No License.  No license, express, implied, by estoppel, or
                 ----------
otherwise, is granted under any patents with respect to the combination or use of Products with any other device, software, or item. BUYER shall make its own determination as to the need for a license under such patents.

          19.12  No Waiver.  No failure or delay on the part of either party in
                 ---------
the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof, or any other right, power or privilege.

          19.13  Notices.  Any notice herein required or permitted to be given
                 -------
will be in writing and may be personally served, sent by telex or facsimile, sent by an overnight delivery service, or sent by mail and such notice will be deemed to have been given: (i) if personally given, or sent by a delivery service, when served, (ii) if by telex or facsimile when sent by machine to the proper address and telex or facsimile number with a confirmation copy deposited in the mail within one (1) business day, or (iii) if mailed five (5) business days after deposit in the mail with postage prepaid and properly addressed. For purposes hereof the address of the parties hereto (until a notice of change thereof is given as provided in this paragraph) will be as set forth on the face hereof.

          19.14  Nonassignability.  BUYER may not assign this Agreement or any
                 ----------------
order, or any interest or right herein, without the prior written consent of Cirrus.

          19.15  Counterparts.  This Agreement may be executed in two or more
                 ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

CIRRUS, INC.                                                               VIRATA LIMITED
By:                                                         By:
        -----------------------------------                          ------------------------------------
                         sign                                                         sign
Name:                                                       Name:
        -----------------------------------                          ------------------------------------
                        print                                                         print
Title:                                                      Title:
        -----------------------------------                          ------------------------------------

CIRRUS INTERNATIONAL LTD                                                 VIRATA CORPORATION

By:                                                         By:
        -----------------------------------                          ------------------------------------
                         sign                                                         sign
Name:                                                       Name:
        -----------------------------------                          ------------------------------------
                        print                                                         print
Title:                                                      Title:
        -----------------------------------                          ------------------------------------

                     EXHIBIT A TO VOLUME PURCHASE AGREEMENT

                              PRODUCTS AND PRICES

1.   Products (part number)
     1.1. CL-P57900-QC-Ax (where x represents the current revision level of the product).
     1.2.   Other devices as agreed from time to time between the parties.
2.   Prices
     2.1. Pricing for the part number CL-P57900-QC-Ax shall be cumulative based on the total quantity purchased by Virata from Cirrus as shown in the following table:

==================================================================================================
        LOWER BOUNDARY                   UPPER BOUNDARY                     PRICE IN $US
--------------------------------------------------------------------------------------------------
1                                                          4,999                             21.85
--------------------------------------------------------------------------------------------------
5,000                                                     24,999                             18.05
--------------------------------------------------------------------------------------------------
25,000                                                    49,999                             15.20
--------------------------------------------------------------------------------------------------
50,000                                                   199,999                             14.72
--------------------------------------------------------------------------------------------------
200,000                                                  399,999                             14.25
--------------------------------------------------------------------------------------------------
400,000                                                  599,999                             13.77
--------------------------------------------------------------------------------------------------
600,000                                                  799,999                             13.30
--------------------------------------------------------------------------------------------------
800,000                                     greater than 800,000                             12.82
--------------------------------------------------------------------------------------------------

2.2. In addition to the above pricing, Cirrus agrees to give Virata; (a) one dollar ($1.00) per unit for all sales made by Virata in the period through December 31, 1999; and, (b) thereafter fifty cents ($0.50) per unit for all sales made by Virata in the period January 1, 2000 through December 31, 2001, as Cirrus' investment in Virata's efforts to create early market acceptance of ATM chip technology in broadband local loop markets. These funds are to be paid quarterly in arrears subject to Virata submitting claims and Cirrus reserves the right in its sole discretion to make payment by the equivalent value in free Hydrogen parts at the then prevailing cumulative unit price per the above table.

                                   EXHIBIT E

                                JOINT TECHNOLOGY

E1. FUNCTIONAL BLOCKS, TEST SPECIFICATIONS, TEST METHODOLOGY. Functional blocks, test specifications and test methodology shall be considered Joint Technology where so noted in the table below:

====================================================================================================
  FUNCTIONAL BLOCKS               BLOCK              TEST SPECIFICATION               TEST
----------------------------------------------------------------------------------------------------
AFE                         Cirrus Technology         Virata Technology         Virata Technology
----------------------------------------------------------------------------------------------------
Arbiter                     Virata Technology         Virata Technology         Virata Technology
----------------------------------------------------------------------------------------------------
ARM Block*                  Virata Technology         Virata Technology         Joint Technology
----------------------------------------------------------------------------------------------------
Clock Tree                  Cirrus Technology         Cirrus Technology         Cirrus Technology
----------------------------------------------------------------------------------------------------
GPIO                        Virata Technology         Virata Technology         Joint Technology
----------------------------------------------------------------------------------------------------
Interrupt Control           Virata Technology         Virata Technology         Joint Technology
----------------------------------------------------------------------------------------------------
List Manager                Virata Technology         Virata Technology         Joint Technology
----------------------------------------------------------------------------------------------------
Network                     Virata Technology         Virata Technology         Virata Technology
----------------------------------------------------------------------------------------------------
SRAM                        Cirrus Technology         Cirrus Technology         Cirrus Technology
----------------------------------------------------------------------------------------------------
DRAM                        Cirrus Technology         Cirrus Technology         Joint Technology
----------------------------------------------------------------------------------------------------
UART                        Cirrus Technology         Cirrus Technology         Cirrus Technology
----------------------------------------------------------------------------------------------------
PCI                         Cirrus Technology         Cirrus Technology         Cirrus Technology
----------------------------------------------------------------------------------------------------

*The ARM Block contains an ARM Gore licensed by Cirrus Logic from ARM Limited.

                                   EXHIBIT F

                                SURVIVING TERMS

8.1 The term "CONFIDENTIAL INFORMATION" shall mean any information disclosed by one party to the other (i) prior to the date of this Agreement but with respect to the subject matter hereof, or (ii) pursuant to this Agreement, in each case which is in written, graphic, machine readable or other tangible form and is marked "Confidential," "Proprietary" or in some other manner to indicate its confidential nature. CONFIDENTIAL INFORMATION may also include oral information disclosed by one party to the other pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and reduced to a written summary by the disclosing party, within thirty (30) days after its oral disclosure which is marked in a manner to indicate its confidential nature and delivered to the receiving party.

8.2 Each party shall treat as confidential (as set forth herein) all CONFIDENTIAL INFORMATION of the other party, and shall not use such CONFIDENTIAL INFORMATION except as contemplated herein or otherwise authorized in writing. Each party shall implement reasonable procedures to prohibit the unauthorized disclosure or misuse of the other party's CONFIDENTIAL INFORMATION and shall not intentionally disclose such CONFIDENTIAL INFORMATION to any third party except as may be necessary or useful in connection with the rights and obligations of such party under this Agreement, and subject to confidentiality obligations similar to those set forth herein. Each of the parties shall use at least the same procedures and degree of care that it uses to prevent the disclosure of its own CONFIDENTIAL INFORMATION of like importance to prevent the disclosure of its own CONFIDENTIAL INFORMATION of like importance to prevent the disclosure of CONFIDENTIAL INFORMATION disclosed to it by the other party under this Agreement, but in no event less than reasonable care. Each party's obligations pursuant to this Section shall terminate, with respect to each item of CONFIDENTIAL INFORMATION disclosed to it hereunder by the other party, five (5) years after such disclosure.

8.3 Notwithstanding the above, neither party shall have liability to the other with regard to any CONFIDENTIAL INFORMATION of the other which: was publicly available at the time it was disclosed or becomes publicly available through no fault of the receiving party; was known to the receiving party, without similar confidentiality restriction, at the time of disclosure; is disclosed by the receiving party with the prior written approval of the disclosing party; was independently developed by the receiving party without use of the CONFIDENTIAL INFORMATION; becomes known to the receiving party, without similar confidentiality restriction, from a source other than the disclosing party without breach of this Agreement by the receiving party; or is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided, that the receiving party shall provide prompt, advanced notice thereof to enable the disclosing party to seek a protective order or otherwise prevent such disclosure.

8.4 Notwithstanding anything else in this Agreement, however, but subject to the other party's patents, copyrights, and mask work rights, each party's employees shall be entitled to use, for purposes other than implementation of any asynchronous transfer mode chip and without royalty obligation, the other party's CONFIDENTIAL INFORMATION retained in such employees' memory as a result of exposure to such CONFIDENTIAL INFORMATION pursuant to this Agreement. Nothing in this Agreement will restrict each party's rights to assign or reassign its employees, including without limitation those who have had access to the other party's CONFIDENTIAL INFORMATION, to any project in its discretion.

10.   REPRESENTATIONS AND WARRANTIES.

10.1 Each party represents and warrants its execution, delivery and performance of this Agreement will not conflict with or result in any breach of, or constitute a default under, any security agreement, commitment, contract or other agreement, instrument, or undertaking to which it is a party or by which any of its property is bound.

10.2 ATML represents and warrants that to the best of ATML's knowledge it owns or has sufficient rights and will own or will have sufficient rights to the ATML LICENSED TECHNOLOGY, ATML IMPROVEMENTS, and other items provided to Cirrus Logic hereunder, and that ATML has and will have the right, power, and the authority to enter into and perform this Agreement and to grant the rights and licenses granted to Cirrus Logic hereunder free of any restrictions not contained in this Agreement.

10.3 ATML represents and warrants to the best of ATML's knowledge that it is under no obligation or restriction, now will it assume any obligation or restriction or take any action, that does or would in way interfere or conflict with, or that does present a conflict of interest, concerning ATML's performance under this Agreement or would restrict any of the rights and licenses granted to Cirrus Logic herein..

10.4 ATML represents and warrants to the best of ATML's knowledge, that there is no pending litigation or claim nor, the basis for any claim (except as explained in Exhibit-J), that ATML does not own or have sufficient rights to the ATML LICENSED TECHNOLOGY, or that the exercise by Cirrus Logic of any right granted hereunder will infringe any intellectual property right of any third party.

10.5 Cirrus Logic represents and warrants to the best of Cirrus Logic's knowledge, that there is no pending litigation or claim nor, any basis for any claim that Cirrus Logic does not own or have sufficient rights to the Cirrus Logic Modifications and Cirrus Logic Design Tools, or that the exercise by ATML of any right granted hereunder will infringe any intellectual property right of any third party.

10.6 Each party represents and warrants that, to the best of its knowledge and belief, each item of software provided to one party by the other party does not contain any code, programming instruction or set of instructions that is intentionally designed or constructed with the ability to damage, interfere with or otherwise adversely affect computer programming code, data files, or hardware without the consent and intent of the computer user. Each party shall promptly notify other party of any knowledge or suspicion of each party that any such materials have incorporated in any such software.

11.   INFRINGEMENT INDEMNITY.

11.1 Subject to Section 11.2 below, ATML shall indemnify and hold harmless Cirrus Logic and its Affiliates against any costs, loss, liability, or expense arising directly out of any actual or alleged infringement or any intellectual property or proprietary rights as a result of activities pursuant to this Agreement by any ATML LICENSED TECHNOLOGY or ATML IMPROVEMENTS. This indemnity is conditioned on Cirrus Logic's (i) providing to ATML prompt and full disclosure of any such claim, (ii) subject to the remainder of this section, allowing ATML, at ATML's written request, to conduct to defense of the claim, and (iii) providing, at ATML's expense, reasonable assistance in connection with the defense of the claim. ATML's liability pursuant to this section shall be limited to damages finally awarded against Cirrus Logic, or settlements entered into, in connection with the claim, together with litigation costs and expenses incurred by Cirrus Logic, subject to the next sentence. If Cirrus Logic and ATML agree (such agreement will not be unreasonably withheld or delayed) that ATML is not financially capable of fully defending the claim, then Cirrus Logic shall be entitled to conduct the defense of the claim, at ATML's expense, including without limitation the right to set off royalties or other payment obligations of Cirrus Logic pursuant to this Agreement against amounts payable by ATML pursuant to this Agreement.

11.2 ATML shall have liability pursuant to Section 11.1 above with respect to any actual or alleged infringement caused by (i) CIRRUS LOGIC MODIFICATIONS, or other modifications to the ATML LICENSED TECHNOLOGY or ATML IMPROVEMENT or other contributions to ATM CHIPS not provided by ATML, where the actual or alleged infringement would not have arisen but for the use of the CIRRUS LOGIC MODIFICATION or other non-ATML modification or contribution, or (ii) the combination of ATML LICENSED TECHNOLOGY or ATML IMPROVEMENT with other items not provided by ATML where the actual or alleged infringement would not have arisen by use of the ATML LICENSED TECHNOLOGY or ATML IMPROVEMENT alone and not in combination with the other items.

11.3 Subject to Section 11.2 above, Cirrus Logic shall indemnify and hold harmless ATML and its Affiliates against any costs, loss, liability, or expense arising directly out of any actual or alleged infringement of any intellectual property or proprietary right as a result of activities pursuant to this Agreement by any CIRRUS LOGIC DESIGN TOOLS AND CIRRUS LOGIC TECHNOLOGY. This indemnity is conditioned on ATML's providing Cirrus Logic prompt and full disclosure of any such claim, (ii) allowing Cirrus Logic, at Cirrus Logic's written request, to conduct the defense of the claim, and (iii) providing, at Cirrus Logic's expense, reasonable assistance in connection with the defense of the claim. Cirrus Logic's liability pursuant to this section shall be limited to damages finally awarded against ATML, or settlements entered into, in connection with the claim, together with litigation costs and expenses incurred by ATML.

11.4 Cirrus Logic shall have no liability pursuant to Section 11.3 above with respect to any actual or alleged infringement caused by (i) modification of any CIRRUS LOGIC DESIGN TOOLS or CIRRUS LOGIC TECHNOLOGY other than by Cirrus Logic, where the actual or alleged infringement would not have arisen by use of the unmodified CIRRUS LOGIC DESIGN TOOLS or CIRRUS LOGIC TECHNOLOGY, (ii) the combination of any CIRRUS LOGIC DESIGN TOOLS or CIRRUS LOGIC TECHNOLOGY with other items not provided by Cirrus Logic where the actual or alleged infringement would not have arisen by use of the CIRRUS LOGIC DESIGN TOOLS or CIRRUS LOGIC TECHNOLOGY alone and not in combination with the other items.